                                                        EXHIBIT 99(i)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-K/A
                                AMENDMENT NO. 1

(MARK ONE)
 [ X ]         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                                       OR

 [   ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
              FOR THE TRANSITION PERIOD FROM                      TO

                    COMMISSION FILE NUMBER:  [             ]

                    University National Bank & Trust Company
               (Exact name of registrant as specified in charter)

National Banking Laws                                           94-2622607
(State or other jurisdiction                                 (IRS Employer
     of incorporation)                                 Identification No.)

250 Lytton Avenue, Palo Alto, California                             94301
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code   (415) 327-0210

Securities registered pursuant to Section 12(b) of the Act:

   Title of each class    Name of each exchange on which registered
   Not applicable.

          Securities registered pursuant to section 12(g) of the Act:
                         Common Stock, $2.50 par value

        Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes   X    No

        Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

        As of March 7, 1994, the aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing bid and asked prices per share of registrant's Common Stock as reported by NASDAQ, was $44,629,997.

        As of March 7, 1994, the registrant had 1,362,748 shares of Common Stock, $2.50 par value, outstanding.



                   THIS AMENDMENT 10-K/A CONTAINS  10  PAGES.

                THERE ARE NO EXHIBITS TO THIS AMENDMENT 10-K/A.

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Item 10 is hereby amended and restated in its entirety to read as follows:

MANAGEMENT

     Directors. This section sets forth for the current Directors, each of whom is nominated for election as a Director at the Annual Meeting, certain information with respect to their age and background.

                                                                                               Director
NAME                            POSITION(S) WITH THE BANK                            AGE         SINCE
- ----                            -------------------------                            ---       ---------
Lawrence A. Aufmuth             Director                                              49         1991
Thomas R. Brown                 Director                                              56         1991
Linda R. Meier                  Director                                              53         1979
J. Boyce Nute                   Director                                              58         1986
George G. C. Parker             Director                                              54         1986
William A. Preston              Director                                              57         1979
Leslie M. Quist                 Director                                              41         1984
Carl J. Schmitt                 Chairman of the Board, Chief Executive Officer        59         1979
                                and President
Leonard Ware                    Director                                              66         1979


         Lawrence A. Aufmuth is an attorney and since June 1988 has been a partner in the law firm Aufmuth, Fox & Baigent. From July 1971 to June 1988, he was a member of Ware & Freidenrich, A Professional Corporation (now Gray Cary Ware & Freidenrich, A Professional Corporation), a law firm in Palo Alto, California.

         Thomas R. Brown has been Chairman of the Boards of Directors of California Casualty Management Company, California Casualty Indemnity Exchange, California Casualty Insurance Company, California Casualty & Fire Insurance Company and California Casualty General Insurance Company since 1978. Since 1972, he has been a director and Vice President of California Casualty & Life Insurance Co. Mr. Brown has also been a director of Pillar Point Capital Management, Inc., an investment management company, since 1993.

         Linda R. Meier is the Chair of the Board of Directors of Stanford University Hospital and has been a member of that Board of Directors since 1978. She is Vice President of the Board of Trustees of Stanford University, having joined the Board in 1984. Ms. Meier was Treasurer of Lucile Salter Packard Children's Hospital at Stanford University from 1990 to 1992.

         J. Boyce Nute has been the Chairman of the Board and Chief Executive Officer of Mayfield Publishing Company (formerly National Press Publishing Corporation) since 1972. From 1972 to 1992 Mr. Nute was also the President of National Press Publishing Corporation. Mr. Nute is a member of the Boards of Directors of Morgan Kaufman Publishers, Scott/Jones Publishing and Claude Laval Corporation.

         George G. C. Parker is the Associate Dean, Director of the Master of Business Administration program and Professor of Management (Teaching) at the Graduate School of Business of Stanford University. Mr. Parker also provides consulting services to various corporations and banks regarding financial management and strategy. In addition, he is a member of the Board of Managers (Trustees) of Haverford College, Haverford, Pennsylvania.

         William A. Preston is Chairman and Chief Executive Officer of APM, Inc., Palo Alto, California. Mr. Preston has been associated with this company, which is engaged in the manufacture of plastic products, since 1969.

         Leslie M. Quist was Assistant Vice President, Corporate Banking, of Wells Fargo Bank, National Association, from January 1979 to November 1983. She is a member of St. Luke's Hospital Junior Auxiliary of San Francisco and a Board member of the Woodside School Foundation.

         Carl J. Schmitt has been Chairman and Chief Executive Officer of the Bank since its organization in 1979. Mr. Schmitt was self-employed as a banking consultant from 1978 to 1979 and was Superintendent of Banks of the State of California from 1975 to 1978. Mr. Schmitt is a member of the Board of Directors of the Federal Reserve Bank of San Francisco.

         Leonard Ware was a member of Ware & Freidenrich, A Professional Corporation (now Gray Cary Ware & Freidenrich, A Professional Corporation), a law firm in Palo Alto, California, from 1969 to 1981, and of counsel to that firm from 1981 to June 1992. Mr. Ware has been self-employed as a lawyer since June 1992.

         No Director of the Bank holds directorships in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, except William A. Preston, who is a director of Pacific Scientific Company, a technical manufacturer, and Thomas R. Brown, who is a director of Hexcel Corporation, an advanced materials manufacturer, and CorVel Corporation, an independent provider of medical cost containment and managed care services.

         Meetings of the Board of Directors. The Board of Directors had six meetings during 1993. In 1993, all incumbent Directors of the Bank attended at least 75% of the meetings of the Board of Directors and the meetings of all committees, including the Audit and Compensation Committees, on which each Director serves, except for Leslie M. Quist, who attended six meetings of the Board of Directors and ten of the sixteen meetings of the committees on which he serves, and Leonard Ware, who attended six meetings of the Board of Directors and five of the eight meetings of the committees on which he serves.

         The Board of Directors of the Bank has established an Audit Committee and a Compensation Committee. The members of the Audit Committee are J. Boyce Nute, as Chairperson, Thomas R. Brown, George G. C. Parker and Leslie M. Quist. The members of the Compensation Committee are William A. Preston, as Chairperson, Linda R. Meier and Lawrence A. Aufmuth.

         The Audit Committee met three times during 1993. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants, whose duty it is to audit the books and records of the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of the internal and regulatory examinations, and to monitor the Bank's financial and accounting organization and financial reporting.

         The Compensation Committee met once during 1993. The function of the Compensation Committee is to make recommendations to the Board of Directors regarding the compensation of the executive officers of the Bank. The Board of Directors makes the final decision regarding such matters. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION".

         The Bank does not have a standing nominating committee. The Board of Directors of the Bank performs the function of a nominating committee.

Executive Officers

CARL J. SCHMITT, age 59, has been Chairman, Chief Executive Officer [and President] of the Bank since its organization in 1979. Mr. Schmitt was self-employed as a banking consultant from 1978 to 1979 and was Superintendent of Banks of the State of California from 1975 to 1978.

GAYLE A. ANDERSON, age 52, has been Executive Vice President and Chief Financial Officer since December 1984. She has 30 years banking experience, including that of President of Golden Gate Bank in San Francisco and 12 years of experience in the California State Banking Department.

DAVID R. HOOD, age 49, has been Executive Vice President and Senior Lending Officer since 1991. He has been with the Bank since 1985. Mr. Hood had an 18 year career with Wells Fargo Bank, most recently serving as Vice President and Manager of the San Mateo Business Center.

HALL PALMER, age 53, has been Executive Vice President and Senior Trust Officer since May 1987. From 1984 to 1987, he was Senior Vice President and Executive Trust Officer with Key Bank of Oregon, formerly Pacific Western Bank. Mr. Palmer had a 16 year career with Wells Fargo Bank, most recently serving as Vice President and Trust Officer managing the Peninsula Trust Region from 1982 to 1984.

SUZANNE M. POWERS, age 36, has been Executive Vice President and Senior Operations Officer since January 1992. She has been with the Bank since 1981. From 1975 to 1981, she was with the Chartered Bank of London, most recently as an Operations Officer in the Fremont Office.

ITEM 11.  EXECUTIVE COMPENSATION.

Item 11 is hereby amended and restated in its entirety to read as follows:

         The following table sets forth information concerning the compensation of the Chief Executive Officer of the Bank and the four other most highly compensated executive officers of the Bank as of December 31, 1993, whose total salary and bonus for the year ended December 31, 1993, exceeded $100,000, for services in all capacities to the Bank and its subsidiaries, during the fiscal years ended December 31, 1991, 1992 and 1993:


                           SUMMARY COMPENSATION TABLE

                                                                                              Long Term           All Other
                                                                  Annual Compensation       Compensation       Compensation(1)
                                                      ---------------------------------     ------------       ---------------
                                                                                               Awards
                                                                                               ------
                                                                                               Options
                   Name and Principal Position        Year         Salary        Bonus        (Shares)
                --------------------------------     ------       ----------   ---------     -----------
                 Carl J. Schmitt, Chairman            1993         $213,849    $202,217           6,000            $26,023  (2)
                   and Chief Executive                ----
                   Officer                            1992          207,600     172,913             -0-             30,371  (3)
                                                      ----
                                                      1991          200,000     178,434           3,750                --
                                                      ----

                 Gayle A. Anderson, Executive         1993          $92,174    $101,108           4,000            $19,437  (4)
                 Vice President, Chief Financial      ----
                   Officer and Secretary to           1992           89,640      93,107             -0-             20,021  (4)
                   The Association                    ----
                                                      1991           86,377      96,080           2,500                --
                                                      ----


                                                                                              Long Term           All Other
                                                              Annual Compensation           Compensation       Compensation(1)
                                                      ---------------------------------     ------------       ---------------
                                                                                               Awards
                                                                                               ------
                      Name and Principal                                                       Options
                           Position                   Year         Salary        Bonus        (Shares)
                --------------------------------     ------       ----------   ---------     -----------
                 David Hood, Executive Vice           1993          $91,024     $88,975           4,000            $17,347  (5)
                   President and Senior               ----
                   Lending Officer                    1992           89,162      48,910             -0-             14,960  (5)
                                                      ----
                                                      1991           85,950      31,741           5,000                --
                                                      ----

                 Hall Palmer, Executive Vice          1993          $92,111    $101,108           4,000            $19,412  (6)
                   President and Senior Trust         ----
                   Officer                            1992           89,334      93,107             -0-             20,014  (6)
                                                      ----
                                                      1991           86,299      96,080           2,500                --
                                                      ----

                 Suzanne M. Powers,                   1993          $92,324     $64,709           4,000             $15,406 (7)
                   Executive Vice President           ----
                   and Senior Operations              1992           74,376      33,200           3,000              10,290 (7)
                   Officer                            ----
                                                      1991           67,542      26,594           1,000                 --
                                                      ----


- ----------------------------

(1) Information for years prior to fiscal 1992 is not required to be disclosed under the transition provisions of the rules of the Securities and Exchange Commission.

(2) Represents an annual premium of $1,724 for disability insurance, an annual premium of $1,455 for a $100,000 face value term life policy covering Mr. Schmitt, and a profit-sharing contribution of $22,844 by the Bank to Mr. Schmitt's account under the Bank's Profit Sharing and Tax Deferred Savings Plan.

(3) Represents an annual premium of $1,754 for disability insurance, and an annual premium of $1,289 for a $100,000 face value term life policy covering Mr. Schmitt, and a profit-sharing contribution of $27,328 by the Bank to Mr. Schmitt's account under the Bank's Profit Sharing and Tax Deferred Savings Plan.

(4) Represents a profit-sharing contribution by the Bank to Ms. Anderson's account under the Bank's Profit Sharing and Tax Deferred Savings Plan.

(5) Represents a profit-sharing contribution by the Bank to Mr. Hood's account under the Bank's Profit Sharing and Tax Deferred Savings Plan.

(6) Represents a profit-sharing contribution by the Bank to Mr. Palmer's account under the Bank's Profit Sharing and Tax Deferred Savings Plan.

(7) Represents a profit-sharing contribution by the Bank to Ms. Powers' account under the Bank's Profit Sharing and Tax Deferred Savings Plan.


         The following table provides the specified information concerning grants of options to purchase the Bank's Common Stock made during the year ended December 31, 1993, to the persons named in the Summary Compensation
Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                                                                             Stock Price Appreciation for
                  Individual Grants in Fiscal 1993                                                  Option Term(1)
                  ---------------------------------------------------------------------      ----------------------------
                                                          % of
                                                         Total
                                                        Options
                                                        Granted
                                                          to      Exercise
                                                       Employees     or
                                                          in        Base
                                          Options       Fiscal     Price     Expiration
                          Name           Granted(2)      Year      ($/Sh)       Date            5% ($)              10% ($)
                  -------------------    ----------    ---------  ---------  ----------        --------            --------
                  Carl J. Schmitt          6,000         14.3%    $26.75      1/27/03          $261,438            $416,296

                  Gayle A. Anderson        4,000          9.5%    $26.75      1/27/03          $174,292            $277,530

                  David Hood               4,000          9.5%    $26.75      1/27/03          $174,292            $277,530

                  Hall Palmer              4,000          9.5%    $26.75      1/27/03          $174,292            $277,530

                  Suzanne M. Powers        4,000          9.5%    $26.75      1/27/03          $174,292            $277,530


(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at $26.75 in 1993 would yield profits of $16.82 at 5% appreciation over ten years, or $42.63 per share at 10% appreciation over the same period.

(2) Options granted under the Bank's Amended and Restated Stock Option Plan (the "Option Plan") are exercisable in five equal installments, commencing one year after the date the option is granted. Under the Option Plan, the Board retains discretion to modify the terms of outstanding options.

         The following table provides the specified information concerning exercises of options to purchase the Bank's Common Stock in the fiscal year ended December 31, 1993, and unexercised options held as of December 31, 1993, by the persons named in the Summary Compensation Table:

                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUES


                                                                                                   Value of Unexercised In-
                                                                      Number of Unexercised          the-Money Options at
                                                                       Options at 12/31/93                 12/31/93
                                                                   ---------------------------   -----------------------------
                                             Shares
                                            Acquired
                                              on          Value
                        Name                Exercise     Realized   Exercisable   Unexercisable   Exercisable    Unexercisable
                        ----------------    ---------    --------   -----------   -------------   -----------    -------------
                        Carl J. Schmitt           0           $0      10,600        12,150        $207,456        $72,363
                        Gayle A.                800      $19,200      3,100         8,800         $50,375         $48,975
                        Anderson

                        David Hood            2,000      $29,000      1,800         10,200       $27,850       $58,650

                        Hall Palmer           2,000      $36,500      7,700          8,800      $137,400       $48,975

                        Suzanne M.              600       $8,400      1,200          9,200       $16,900       $60,400
                        Powers

CERTAIN TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with the Bank's Directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's management, do not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, it is the Bank's policy to preclude its executive officers, other than its Chairman of the Board, from borrowing from the Bank, and any loan to a Director, including the Chairman of the Board, must be approved by the entire Board of Directors. During 1993, the Bank retained Aufmuth, Fox & Baigent, the law firm of which Mr. Aufmuth is a shareholder and an employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1993, William A. Preston, Linda R. Meier and Lawrence A. Aufmuth served on the Bank's Compensation Committee. During 1993, the Bank retained Aufmuth, Fox & Baigent, the law firm of which Mr. Aufmuth is a shareholder and an employee.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Bank were reimbursed during 1993 at the rate of $1,500 per month. The total compensation paid to all non-employee directors in 1993 was $180,000. Under the Bank's Outside Directors Stock Option Plan, each non-employee Director received a one-time nonqualified stock option for 1,000 shares of the Bank's Common Stock with an exercise price equal to closing market price on date of grant on January 23, 1992. The options become exercisable in five equal annual installments, commencing one year after the date of the grant.

CHANGES TO BENEFIT PLANS

         In March 1994, the Bank proposed an amendment to increase the share reserve under its Option Plan. From the date of that proposal to April 23, 1994, a Senior Vice President of the Bank, who is not an executive officer, has received a stock option grant for 2,500 shares and there have been no stock option grants to any executive officers of the Bank or to any other Bank employee. Non-employee directors are not eligible to participate in the Option Plan.


         In addition to the increase in the share reserve, the Board of Directors has amended the Option Plan, subject to shareholder approval, to limit the numbers of shares that may be granted to any employee under the Option Plan to 5,000 shares within any fiscal year. Although the Bank does not typically make grants that would approach that limit, the proposed amendment would allow option grants to executive officers under the Option Plan to meet one of the requirements for exemption from the $1,000,000 cap on deductibility of executive officer compensation imposed by section 162(m) of the Internal Revenue Code of 1986.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Item 12 is hereby amended and restated in its entirety to read as follows:

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 23, 1994, certain information with respect to the beneficial ownership of the Bank's Common Stock by (i) all persons known by the Bank to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each Director and Director-nominee of the Bank, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Bank as of December 31, 1993, whose salary and bonus for the year ended December 31, 1993, exceeded $100,000, and
(iv) all executive officers and Directors of the Bank as a group.

                                                                                    AMOUNT AND       PERCENT
                                                                                     NATURE OF       OF BANK
                                                                                      SHARES      COMMON STOCK
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                    OUTSTANDING    OUTSTANDING
         -----------------------------------                                        --------------------------
         Carl J. Schmitt  . . . . . . . . . . . . . . . . . . . . . . . . . . .    87,316  (2)        6.4%
         Robert Schmitt . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70,400  (3)        5.2%
           48 Encino Road
           Atherton, California
         Hall Palmer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,127  (4)        2.1%
         Linda R. Meier . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26,538  (5)        1.9%
         Gayle A. Anderson  . . . . . . . . . . . . . . . . . . . . . . . . . .    25,186  (6)        1.8%
         Leonard Ware . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20,448  (7)        1.5%
         William A. Preston . . . . . . . . . . . . . . . . . . . . . . . . . .    19,784  (8)        1.4%
         David Hood . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,005  (9)          *
         Suzanne Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,203  (10)         *
         George G. C. Parker  . . . . . . . . . . . . . . . . . . . . . . . . .     5,050  (11)         *
         J. Boyce Nute  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,127  (12)         *
         Leslie M. Quist  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,600  (13)         *
         Lawrence A. Aufmuth  . . . . . . . . . . . . . . . . . . . . . . . . .     1,900  (14)         *
         Thomas R. Brown  . . . . . . . . . . . . . . . . . . . . . . . . . . .       900  (15)         *
         All Current Directors and Executive
         Officers of the Bank as a Group (13 persons) . . . . . . . . . . . . .   239,184            17.5%


_________________________________________

      *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the business address of each of the beneficial owners of more than 5% of the outstanding Common Stock is 250 Lytton Avenue, Palo Alto, California.

(2) Includes 42 shares held by spouse, 20,061 shares held in the Bank's Profit Sharing and Tax Deferred Savings Plan, 750 shares held in a 401(k) plan, 3,305 shares held in an individual retirement account, 50,557 shares held in the Schmitt Family Trust, as to which Carl J. Schmitt has shared voting and investment power, and 12,600 shares subject to options granted under the Bank's Amended and Restated Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(3) Includes 400 shares held by spouse and 70,000 shares held in trusts for the benefit of family members, as to which Robert Schmitt has sole voting and investment power.

(4) Includes 4,898 shares held in the Bank's Profit Sharing and Tax Deferred Savings Plan, 4,713 shares held in 401(k) plans, 8,500 shares held in a trust, as to which Mr. Palmer has shared voting and investment power, and 9,600 shares subject to options granted under the Bank's Amended and Restated Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(5) Includes 26,138 shares held in the Meier Family Trust, as to which Ms. Meier has shared voting and investment power, and 400 shares subject to an option granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(6) Includes 7,736 shares held in the Bank's Profit Sharing and Tax Deferred Savings Plan, 2,201 shares held in a 401(k) plan and 3,100 shares subject to options granted under the Bank's Amended and Restated Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(7) Includes 6,324 shares owned by spouse, 6,400 shares held in trusts for the children of Mr. Ware, as to which he has shared voting and investment power and of which he disclaims beneficial ownership, and 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(8) Includes 2,646 shares held in a Keough Plan and 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(9) Includes 300 shares held by a minor child, 2,172 shares held in the Bank's Profit Sharing and Tax Deferred Savings Plan, 533 shares held in a 401(k) plan, and 1,800 shares subject to options granted under the Bank's Amended and Restated Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(10) Includes 1,690 shares held in the Bank's Profit Sharing and Tax Deferred Savings Plan, 513 shares held in a 401(k) plan, and 1,200 shares subject to options granted under the Bank's Amended and Restated Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(11) Includes 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(12) Includes 245 shares held in an individual retirement account, 244 shares held in spouse's individual retirement account and 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(13) Includes 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(14) Includes 1,500 shares held in an individual retirement account and 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.

(15) Includes 400 shares subject to options granted under the Bank's Outside Directors Stock Option Plan that may be exercised within 60 days of April 23, 1994.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Item 13 is hereby amended and restated in its entirety to read as follows:

CERTAIN TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with the Bank's Directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's management, do not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, it is the Bank's policy to preclude its executive officers, other than its Chairman of the Board, from borrowing from the Bank, and


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
any loan to a Director, including the Chairman of the Board, must be approved by the entire Board of Directors.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    University National Bank & Trust Company


                                    By: /s/ CARL J. SCHMITT
                                       -----------------------------------
                                       Carl J. Schmitt, Chairman and Chief
                                       Executive Officer

Date:  April 28, 1994

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

                 Signature                                                  Title
                 --------------------------------------------------------------------------------------------------------------
                 Carl J. Schmitt*                                            Chairman of the Board, Chief Executive Officer and
                                                                             Director (Principal Executive Officer)

                 Gayle A. Anderson*                                          Executive Vice President and Chief Financial
                                                                             Officer (Principal Financial and Principal
                                                                             Accounting Officer)

                 Lawrence A. Aufmuth*                                        Director

                 Thomas R. Brown*                                            Director

                 Linda R. Meier*                                             Director

                 George G. C. Parker*                                        Director

                 William A. Preston*                                         Director

                 Leslie M. Quist*                                            Director

                 Leonard Ware*                                               Director


                 *By: /s/ CARL J. SCHMITT
                      ------------------------------------
                      (Carl J. Schmitt, Attorney-In-Fact)

                 Date:  April 28, 1994




                                      11